Exhibit 15.1
November 7, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated November 7, 2008 on our review of interim financial information of Colonial Properties Trust for the three and nine month periods ended September 30, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 is incorporated by reference in its Registration Statements on Form S-3 (File Nos. 333-38613, 333-55078, 333-104294, 333-105141, 333-126125 and 333-142537) and Form S-8 (File Nos. 033-84510, 333-14155, 333-27201, 333-27203, 333-27205, 333-60333, 333-123829 and 333-150399).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

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